Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACTS:	Watson Pharmaceuticals, Inc. Patty Eisenhaur (Investors) (951) 493-5611

Howard Zar Porter Novelli (Media) (212) 601-8101
WATSON TO ACQUIRE ANDRX FOR $1.9 BILLION, CREATING THE THIRD
LARGEST SPECIALTY PHARMACEUTICAL COMPANY IN THE U.S.
•	Andrx’s patented sustained-release drug delivery technologies and solid pipeline of difficult-to-replicate generic products to strengthen and broaden Watson’s product portfolio, representing growth opportunities

•	Andrx’s valuable product portfolio to complement and broaden Watson’s product portfolio

•	Combined strength of both companies will accelerate product development and future sales growth; More than 60 abbreviated new drug applications in combined pipeline

•	Acquisition expected to be accretive to 2007 earnings

•	Anda, Andrx’s generic distribution business, to provide financial stability and solid cash flow; Anda to be independently operated and managed
CORONA, CA, March 13, 2006 -— Watson Pharmaceuticals, Inc. (NYSE: WPI) today announced a definitive merger agreement to acquire all outstanding shares of common stock of Andrx Corporation (Nasdaq: ADRX) in an all-cash transaction for $25.00 per share, or a total price of approximately $1.9 billion. Andrx, whose capabilities complement those of Watson, is considered a leader in formulating difficult-to-replicate products and developing ‘best-in-class’ drug delivery technologies, offering a unique portfolio of difficult-to-replicate generic products.
     The transaction will be financed with Watson cash reserves, and committed bank financing, net of cash acquired from Andrx. The deal is expected to be accretive to 2007 earnings with estimated 2007 revenues of $2.8 billion, based on historical revenues.

Watson will become the third largest generic pharmaceutical company in the United States, based on prescriptions dispensed. Watson also expects savings from synergies in the first year post-closing, largely from reduced selling, general and administrative expenses. The Boards of Directors of both companies have approved the transaction. The consummation of the acquisition is subject to customary closing conditions, including approval of the transaction by Andrx stockholders and the receipt of applicable U.S. regulatory approvals. The transaction is expected to close within six months.
     Following the close of the transaction, the combined company will have more than 60 Abbreviated New Drug Applications in its pipeline, creating opportunities for growth in future years.
     Commenting on the transaction, Dr. Allen Chao, Watson’s Chairman and Chief Executive Officer stated, “Our acquisition of Andrx significantly supports our long-term goal of expanding our existing product portfolio and pipeline, while strengthening Watson’s position in high value, specialized sustained-release technology. The combined revenue stream will fuel further product development and sales, while allowing Watson the flexibility and financial resources to continue building its brand and generic businesses through internal product development and product in-licensing.”
     Thomas P. Rice, Andrx’s Chief Executive Officer commented on the opportunity presented by the agreement. “This transaction provides excellent value to our shareholders while also opening new business avenues for Andrx in terms of geography, product offerings, and technologies. The combined assets, product portfolio and capabilities of the two companies position us strongly for the highly competitive pharmaceutical market. Andrx’s manufacturing, R&D, controlled-release technology, distribution network, and employees, in combination with Watson’s excellent team and capabilities, create a significant vertically integrated company in the specialty pharmaceutical industry.”
     Following the close of the transaction, Watson will have three operating divisions: Brands, Generics, and Distribution. Anda, Andrx’s generic distribution business, will operate and be managed as an independent division offering quality generic products from manufacturers around the world and providing excellent service to valued customers.

     CIBC World Markets Corp. is serving as financial advisor to Watson and Latham & Watkins LLP is acting as legal counsel to Watson.
Webcast and Conference Call Details
     Watson and Andrx will host a webcast and conference call today at 4:00 p.m. Eastern Standard Time to discuss the transaction. To access the live webcast, go to Watson’s Investor Relations Web site at http://ir.watsonpharm.com. The dial-in number to access the conference call is (877) 251-7980, or from international locations, (706) 643-1573. A taped replay of the call will be available by calling (800) 642-1687 with access pass code 6548988. The replay may be accessed from international locations by dialing (706) 645-9291 and using the same pass code. This replay will remain in effect until midnight Eastern Standard Time on March 24, 2006.
About Watson
     Watson Pharmaceuticals, Inc., headquartered in Corona, CA, is a leading specialty pharmaceutical company that develops, manufactures, markets and distributes branded and generic pharmaceutical products. Watson pursues a growth strategy combining internal product development, strategic alliances and collaborations and synergistic acquisitions of products and businesses.
Cautionary Language Concerning Forward-Looking Statements
     This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Watson and Andrx expect, believe or anticipate will or may occur in the future are forward-looking statements, including the expected benefits of the merger of the two companies, the financial performance of the combined company, the year in which the transaction is expected to be accretive and the anticipated closing date of the merger. These statements are based on certain assumptions made by Watson and Andrx based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Watson and Andrx. Any such projections or statements include the current views of Watson and Andrx with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved. There are a number of important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for the companies’ products; the availability of product supply; the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the merger); the ability to realize the anticipated synergies and benefits of the merger; the ability to timely and cost-effectively integrate Watson’s and Andrx’s operations; access to available and feasible financing (including financing for the merger) on a timely basis; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims; dependence on sales of key products; the uncertainty of future financial results and fluctuations in operating results; the timing and success of new product development by Watson and Andrx or third parties; competitive product introductions; the risks of pending or future litigation or government investigations; and other risks described from time to time in Watson’s and Andrx’s Securities and Exchange Commission (“SEC”) filings including Watson’s Annual Report on Form 10-K for the year ended December 31, 2005 and Andrx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, respectively. Watson and Andrx disclaim any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
Additional Information about the Transaction and Where to Find It
     In connection with the merger, Watson and Andrx intend to file relevant materials with the SEC, including a proxy statement by Andrx. Investors and security holders of Watson and Andrx are urged to read Andrx’s proxy statement when it becomes available because it will contain important information about Watson, Andrx and the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Watson and Andrx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Watson by directing a written request to: Watson Pharmaceuticals, Inc. 311 Bonnie Circle, Corona, California 92880, Attention: Investor Relations, or Andrx, 8151 Peters Road, Plantation, Florida 33324, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
Participants in Solicitation
     Andrx and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from its stockholders in favor of the merger. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
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